EXHIBIT 99
----------



FOR IMMEDIATE RELEASE



Contact:    Raymond Martz, Director of Finance/Investor Relations
            --Bethesda +301/941-1516



              LASALLE HOTEL PROPERTIES REPORTS 9 PERCENT INCREASE
                         IN 2000 FUNDS FROM OPERATIONS

     RevPAR Increases 9.6 Percent in Fourth Quarter, 7.7 Percent for Year


      BETHESDA, MD, JANUARY 23, 2001 -- LaSalle Hotel Properties
(NYSE: LHO) today reported an increase in funds from operations (FFO) of
8.9 percent to $48.0 million for the year ended December 31, 2000 from $44.1 million for the prior year. FFO for the year ended December 31, 2000 rose to $2.59 per diluted share/unit, representing an increase of $0.20 or
8.4 percent as compared to the year ended December 31, 1999 FFO per diluted share/unit of $2.39.

      For the year 2000 versus 1999, room revenue per available room (RevPAR) increased 7.7 percent to $110.40. The average daily rate (ADR) of $152.19 represents a 6.8 percent increase over the prior year while average occupancy grew 0.7 percent to 72.5 percent.

      For 2000, the Company's EBITDA grew 16.4 percent over the prior year to $71.3 million. EBITDA is defined as earnings before interest, taxes, depreciation, amortized expenses and write-down of properties held for disposition.

      "We are very pleased that we were able to continue to achieve significant increases in RevPAR, FFO, and EBITDA during 2000," said
Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. "Our success in 2000 was a direct result of our focus on owning high quality hotels located in major markets with high barriers to entry, making significant investments to refurbish and reposition our properties, managing our assets aggressively, and maintaining a conservative balance sheet."

      In 2000, lease revenues were $83.8 million, a 9.0 percent increase over the prior year. Net income for the year ended December 31, 2000 was $5.4 million, or $0.32 per diluted share/unit, compared to a net income of $14.0 million, or $0.91 per diluted share/unit for the year ended
December 31, 1999. This decrease is attributable to the write-down in the fourth quarter of 2000 for the Radisson Tampa Hotel and the second quarter of 2000 for the Holiday Inn Visalia as assets held for sale.

      "During 2000, we reinvested approximately $32.5 million, or $7,700 per room, into our hotels in order to provide customers with a superior lodging experience and to take advantage of market opportunities. Ultimately, the repositioning of several of our hotels to higher quality levels allowed these assets to generate higher room rates," stated Mr. Bortz. "Our significant reinvestment coupled with the location of our hotels in high barrier to entry markets and a strong economy yielded considerable returns for us during the year."







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


      The Company has invested approximately $75 million in its properties over the last three years, including the renovation, upgrade and repositioning of the Marriott Seaview Resort (Atlantic City, New Jersey), San Diego Paradise Point Resort and The Hotel Viking (Newport, Rhode Island), as well as the renovation and upgrade of the Radisson Convention Hotel (Bloomington, Minnesota), the Harborside Hyatt (Boston, Massachusetts), and Le Montrose All-Suite Hotel (West Hollywood, California). In 2001, the Company's renovation plans include the completion of a spa and feature pool at the San Diego Paradise Point Resort, which are expected to be completed in the spring of 2001, and the first phase of a multi-year guest room renovation at the Marriott LaGuardia Hotel which began in December 2000.

      In 2000, LaSalle Hotel Properties acquired the 1,176-room Chicago Marriott Downtown in a joint venture with The Carlyle Group. The Chicago Marriott Downtown is a full-service, upscale convention hotel located on North Michigan Avenue, in the heart of Chicago's world-famous Magnificent Mile.

      Consistent with its philosophy of divesting assets that do not fit into its long-term strategy, the Company sold the Holiday Inn Visalia in August 2000. Additionally, the Radisson Tampa Hotel is under contract for sale during the first quarter of 2001. The Company continues to believe that a strategy focused on urban, convention and resort properties creates the greatest value for its shareholders. By divesting the few suburban hotels in its portfolio, the Company can redeploy this capital into higher yielding assets with superior long-term earnings potential.

      As of December 31, 2000, LaSalle Hotel Properties had total outstanding debt of approximately $285.3 million, including its portion of the joint venture debt related to the Chicago Marriott. During the fourth quarter, the Company renewed and extended its $200 million bank credit facility through December 31, 2003. Societe Generale, Bank of Montreal and Deutsche Bank Alex.Brown led the syndication of the facility. As of December 31, 2000, the facility had $113.5 million outstanding. In July 2000, LaSalle Hotel Properties obtained three individual 10-year fixed-rate secured loans totaling $74.5 million from GE Capital Real Estate. The proceeds of these loans were used to reduce LaSalle Hotel Properties' outstanding borrowings under its existing bank credit facility at that time.

      LaSalle Hotel Properties paid its fourth quarter dividend of $0.385 per share on January 15, 2001. For 2000, the Company paid $1.535 in dividends per share, of which 82.25 percent represented ordinary income and
17.75 percent represented return of capital for tax purposes. On an annualized basis, the dividend yield was 9.7 percent based on the stock's closing price on January 23, 2001. On July 14, 2000, the Company raised its dividend as it has every year since it went public.


FOURTH QUARTER RESULTS
----------------------

      For the fourth quarter 2000, LaSalle Hotel Properties reported an increase in FFO of 16.5 percent to $10.1 million versus $8.7 million for fourth quarter 1999. On a per diluted share/unit basis, fourth quarter 2000 FFO was $0.54 versus fourth quarter 1999 FFO of $0.47.

      RevPAR increased 9.6 percent to $106.15 for the quarter ended December 31, 2000 versus the same period in 1999. ADR rose 7.9 percent over the prior year to $155.84 while occupancy increased 1.6 percent to
68.1 percent. RevPAR growth for the quarter and year surpassed inflation and the industry average RevPAR growth by a significant margin.







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


      "For the fourth quarter, our hotels exhibited significant strength across all demand segments. Several properties achieved double-digit RevPAR gains in the quarter including San Diego Paradise Point Resort, Harborside Hyatt, Radisson Convention Hotel and Le Montrose All-Suite Hotel," said Mr. Bortz. "The portfolio's RevPAR growth in the quarter was at the high end of our previously discussed projections."

      Participating lease revenues for the fourth quarter 2000 were $19.3 million, an increase of 11.9 percent over the fourth quarter 1999. EBITDA rose by 20.6 percent to $16.4 million in the fourth quarter 2000 from $13.6 million in 1999's fourth quarter. Net loss for the fourth quarter 2000 was $7.8 million, or ($0.46) per diluted share/unit, down from net income of $0.0 million, or $0.00 per diluted share/unit, for the fourth quarter 1999.


2001 OUTLOOK
------------

      Industry-wide hotel room supply growth, which peaked in 1998 at 4.2 percent, rose approximately 3.0 percent in 2000 according to Smith Travel Research, and is projected to decline to 2.0 - 2.5 percent over the next two to three years, based on estimates from lodging industry analysts.
This occurrence would mark one of the lowest levels of new supply growth in five years. Bank lending standards, which remain extremely tight, show no signs of abating, which bodes well for continued constraints on new hotel construction. The Company believes that lodging demand, which ran at unsustainably high levels during 1999 and 2000, can be expected to soften significantly in response to decelerating economic growth.

      "As a result of the recent slowing in the economy, we believe it is prudent to be more cautious in our expectations for 2001. Assuming an overall 2 to 3 percent growth in GDP for 2001, we would anticipate a more sustainable 3 to 4 percent growth in RevPAR for the year, down from our 7.7 percent RevPAR growth rate in 2000," advised Jon Bortz. "While we continue to experience solid booking activity at our hotels, we are concerned about the rapidness and severity of the economic slowdown, its impact on corporate profits and consumer confidence and their subsequent potential negative impact on both corporate and leisure travel."

      In January 2001, the Company anticipates executing a notice of redemption for the $40.0 million Special Project Revenue Refunding Bonds, which are currently secured by the Company's Harborside Hyatt Hotel in Boston, Massachusetts. The call date for the bonds is March 1, 2001. Currently, the Company plans to issue new tax-exempt bonds.

      LaSalle Hotel Operating Partnership, L.P. ("LHOP"), the partnership owned 91.6 percent by LaSalle Hotel Properties, purchased LaSalle Hotel Lessee, Inc. ("LHL") for $500,000 on January 1, 2001, as allowed by the REIT Modernization Act that went into effect on the same date. LHL leases four of the Company's owned hotels, including Marriott Seaview Resort, Marriott LaGuardia, Omaha Marriott and Harborside Hyatt. As provided for under the taxable-REIT subsidiary provisions, LHL is now a 100 percent owned subsidiary of LHOP. The cost associated with the purchase of LHL will be expensed in the first quarter of 2001.

      Additionally, as of January 1, 2001, LaSalle Hotel Properties became a self-managed REIT. The decision to be self-managed was reached together with the full support of the executive management team and Jones Lang LaSalle Incorporated (NYSE: JLL), the previous advisor for the REIT. The entire management team has become employees of LaSalle Hotel Properties and will continue to manage the Company under this new self-managed structure. It is anticipated that the change to a self-managed structure will be neutral to earnings for LaSalle Hotel Properties in 2001 after adjusting for one-time costs related to the transition, followed by a positive impact in succeeding years.





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


      LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust which owns 13 upscale and luxury full-service hotels, totaling approximately 5,300 guest rooms in 13 markets in 11 states. LaSalle Hotel Properties is focused on investing in upscale and luxury full-service hotels located in urban, resort and convention markets.

The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Le Meridien Hotels & Resorts, Marriott International, Inc., Radisson Hotels International, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts and Hyatt Hotels Corporation.




      Statements in this press release regarding, among other things, expectations, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk" and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 1999, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" and elsewhere in the Company's quarterly report on Form 10-Q for the quarters ended
March 31, 2000, June 30, 2000 and September 30, 2000, under "Certain Relationships and Related Transactions" and elsewhere in the Company's proxy statement with respect to the annual meeting of shareholders held on May 17, 2000, under "Risk Factors" and elsewhere in the Company's Registration Statement (No. 333-77371) and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Company expectations or results, or any change in events.



                                     # # #



ADDITIONAL CONTACTS:
-------------------

Hans Weger, Chief Financial Officer,
      LaSalle Hotel Properties - 301/941-1516



                   For additional information, please visit
                     our web site at www.lasallehotels.com













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


                           LASALLE HOTEL PROPERTIES
                             Statements of Income
               (Dollar amounts in thousands, except share data)



                                         For the three      For the three
                                          months ended      months ended
                                          December 31,       December 31,
                                              2000              1999
                                          ------------      -------------

Participating lease revenue. . . .         $    19,250        $    17,211
Interest income. . . . . . . . . .                 361                272
Other income . . . . . . . . . . .                 264                 39
                                           -----------        -----------
    Total revenues . . . . . . . .              19,875             17,522
                                           -----------        -----------
Depreciation and
  other amortization . . . . . . .               7,402              6,816
Real estate taxes, personal
  property taxes and insurance . .               1,847              2,087
Ground rent. . . . . . . . . . . .                 963                806
General and administrative . . . .                 235                393
Interest . . . . . . . . . . . . .               5,625              4,623
Amortization of deferred
  financing costs. . . . . . . . .                 313                259
Advisory fees. . . . . . . . . . .                 966                636
Minority interest. . . . . . . . .                (729)              (163)
Other expense. . . . . . . . . . .                   4                 17
Writedown of asset held for sale .              11,030              2,000
                                           -----------        -----------
    Total expenses and
      minority interest. . . . . .              27,656             17,474
                                           -----------        -----------
Net income . . . . . . . . . . . .         $    (7,781)       $        48
                                           ===========        ===========

SHARE DATA:
Net income per weighted average
 common share outstanding:
  -Basic . . . . . . . . . . . . .         $     (0.46)       $      0.00
  -Diluted . . . . . . . . . . . .         $     (0.46)       $      0.00

Weighted average number of
 common shares outstanding:
  -Basic . . . . . . . . . . . . .          16,972,445         15,938,385
  -Diluted . . . . . . . . . . . .          17,071,733         15,938,385

FUNDS FROM OPERATIONS (FFO):
Net income . . . . . . . . . . . .         $    (7,781)       $        48
Depreciation . . . . . . . . . . .               7,395              6,814
Equity in depreciation of
  Joint Venture. . . . . . . . . .                 217              --
(Gain) loss on Sale of Property/
  Property Held for Sale . . . . .              11,030              2,000
Minority interest. . . . . . . . .                (729)              (163)
                                           -----------        -----------
    FFO. . . . . . . . . . . . . .         $    10,132        $     8,699
                                           ===========        ===========










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


                           LASALLE HOTEL PROPERTIES
                       Statements of Income - Continued



                                          For the three     For the three
                                          months ended      months ended
                                          December 31,       December 31,
                                              2000              1999
                                          ------------      -------------

FFO per common share and unit:
  -Basic . . . . . . . . . . . . .         $      0.55        $      0.47
  -Diluted . . . . . . . . . . . .         $      0.54        $      0.47

Weighted average number of common
 shares and units outstanding:
  -Basic . . . . . . . . . . . . .          18,520,780         18,422,286
  -Diluted . . . . . . . . . . . .          18,620,069         18,422,286

EBITDA:
Net income . . . . . . . . . . . .         $    (7,781)        $       48
Interest . . . . . . . . . . . . .               5,625              4,623
Depreciation and amortization. . .               7,715              7,075
Equity in depreciation/
  amortization of Joint Venture. .                 232              --
Equity in interest expense of
  Joint Venture. . . . . . . . . .                 287              --
Minority interest. . . . . . . . .                (729)              (163)
Writedown of asset held for sale .              11,030              2,000
                                           -----------        -----------
    EBITDA . . . . . . . . . . . .         $    16,379        $    13,583
                                           ===========        ===========





































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


                           LASALLE HOTEL PROPERTIES
                             Statements of Income
               (Dollar amounts in thousands, except share data)



                                         For the twelve     For the twelve
                                          months ended       months ended
                                          December 31,       December 31,
                                              2000              1999
                                          ------------      -------------

Participating lease revenue. . . .         $    83,772        $    76,843
Interest income. . . . . . . . . .               1,271                988
Other income . . . . . . . . . . .               1,208                123
                                           -----------        -----------
    Total revenues . . . . . . . .              86,251             77,954
                                           -----------        -----------
Depreciation and
  other amortization . . . . . . .              29,078             25,378
Real estate taxes, personal
  property taxes and insurance . .               8,462              8,205
Ground rent. . . . . . . . . . . .               3,574              3,351
General and administrative . . . .                 952              1,342
Interest . . . . . . . . . . . . .              21,052             16,181
Amortization of deferred
  financing costs. . . . . . . . .               1,139                992
Advisory fees. . . . . . . . . . .               3,840              3,670
Minority interest. . . . . . . . .                 488              2,706
Other expense. . . . . . . . . . .                  19                140
Writedown of asset held for sale .              12,296              2,000
                                           -----------        -----------
    Total expenses and
      minority interest. . . . . .              80,900             63,965
                                           -----------        -----------
Net income . . . . . . . . . . . .         $     5,351        $    13,989
                                           ===========        ===========

SHARE DATA:
Net income per weighted average
 common share outstanding:
  -Basic . . . . . . . . . . . . .         $      0.32        $      0.91
  -Diluted . . . . . . . . . . . .         $      0.32        $      0.91

Weighted average number of
 common shares outstanding:
  -Basic . . . . . . . . . . . . .          16,920,596         15,432,667
  -Diluted . . . . . . . . . . . .          16,982,962         15,432,667

FUNDS FROM OPERATIONS (FFO):
Net income . . . . . . . . . . . .         $     5,351        $    13,989
Depreciation . . . . . . . . . . .              29,064             25,370
Equity in depreciation of
  Joint Venture. . . . . . . . . .                 785              --
(Gain) loss on sale of property/
  property held for sale . . . . .              12,296              2,000
Minority interest. . . . . . . . .                 488              2,706
                                           -----------        -----------
    FFO. . . . . . . . . . . . . .         $    47,984        $    44,065
                                           ===========        ===========










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


                           LASALLE HOTEL PROPERTIES
                       Statements of Income - Continued



                                         For the twelve     For the twelve
                                          months ended       months ended
                                          December 31,       December 31,
                                              2000              1999
                                          ------------      -------------

FFO per common share and unit:
  -Basic . . . . . . . . . . . . .         $      2.60        $      2.39
  -Diluted . . . . . . . . . . . .         $      2.59        $      2.39

Weighted average number of common
 shares and units outstanding:
  -Basic . . . . . . . . . . . . .          18,488,475         18,419,694
  -Diluted . . . . . . . . . . . .          18,550,841         18,419,694

EBITDA:
Net income . . . . . . . . . . . .         $     5,351        $    13,989
Interest . . . . . . . . . . . . .              21,052             16,181
Depreciation and amortization. . .              30,217             26,370
Equity in depreciation/
  amortization of Joint Venture. .                 839              --
Equity in interest expense of
  Joint Venture. . . . . . . . . .               1,038              --
Minority interest. . . . . . . . .                 488              2,706
Writedown of asset held for sale .              12,296              2,000
                                           -----------        -----------
    EBITDA . . . . . . . . . . . .         $    71,281        $    61,246
                                           ===========        ===========





































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


                           LASALLE HOTEL PROPERTIES
                        Statistical Data for the Hotels



                                      For the                 For the
                                Three Months Ended      Twelve Months Ended
                                    December 31,            December 31,
                               --------------------    --------------------
                                2000         1999        2000        1999
                              --------     --------    --------    --------

COMPARABLE HOTELS (1)
Occupancy. . . . . . . . .       68.4%        68.0%       74.5%       74.2%
  Increase . . . . . . . .        0.6%                     0.4%
ADR. . . . . . . . . . . .     $165.66      $153.62     $156.20     $145.97
  Increase . . . . . . . .        7.8%                     7.0%
REVPAR . . . . . . . . . .     $113.28      $104.53     $116.33     $108.34
  Increase . . . . . . . .        8.4%                     7.4%

NON-COMPARABLE HOTELS (1)
Occupancy. . . . . . . . .       67.5%        64.4%       66.3%       64.6%
  Increase . . . . . . . .        4.8%                     2.6%
ADR. . . . . . . . . . . .     $132.15      $120.58     $137.57     $129.48
  Increase . . . . . . . .        9.6%                     6.2%
REVPAR . . . . . . . . . .      $89.18       $77.70      $91.21      $83.58
  Increase . . . . . . . .       14.8%                     9.1%

TOTAL PORTFOLIO
Occupancy. . . . . . . . .       68.1%        67.0%       72.5%       72.0%
  Increase . . . . . . . .        1.6%                     0.7%
ADR. . . . . . . . . . . .     $155.84      $144.49     $152.19     $142.51
  Increase . . . . . . . .        7.9%                     6.8%
REVPAR . . . . . . . . . .     $106.15       $96.82     $110.40     $102.55
  Increase . . . . . . . .        9.6%                     7.7%


(1)   Non-Comparable Hotels for:

      Three months ended December 31 includes Key West Beachside Resort, Le Montrose All-Suite Hotel, The Hotel Viking, San Diego Paradise Point Resort & Radisson Tampa.

      Twelve months ended December 31 include Le Montrose All-Suite Hotel, The Hotel Viking, Harborside Hyatt, Radisson Convention Hotel, Marriott Seaview Resort, and San Diego Paradise Point Resort in Quarter 1; The Hotel Viking, and San Diego Paradise Point Resort in Quarter 2; Key West Beachside Resort in Quarter 3; and Key West Beachside Resort, Radisson Tampa, Le Montrose All-Suite Hotel, The Hotel Viking and San Diego Paradise Point Resort in Quarter 4.

      Comparable Hotels include all Hotels excluding those in Non-Comparable hotels.

















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